Exhibit 23(ii)







CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-3 of our report dated February 2, 1996, incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




DELOITTE & TOUCHE LLP
Richmond, Virginia
April 23, 1996